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301504106                                                          Page 18 of 26
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                                                                       EXHIBIT 4
                                                                       ---------



                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of April 8, 2003 by and between International Network Services, Inc., a Delaware corporation ("PARENT"), and the undersigned stockholder and/or option holder (the "Stockholder") of Predictive Systems, Inc., a Delaware corporation (the "Company").

RECITALS:

         A. Parent, the Company and Merger Sub (as defined below) have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Mid-West Acquisition Corp., a wholly-owned subsidiary of Parent ("MERGER SUB") with and into the Company, pursuant to which all outstanding capital stock of the Company will be converted into the right to receive a cash payment, as set forth in the Merger Agreement.

         B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

         C. In consideration of the execution of the Merger Agreement by Parent, the Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of the Company over which the Stockholder has voting power, so as to facilitate consummation of the Merger as provided herein.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:


                  (a)      "EXPIRATION DATE" shall mean the earlier to occur of
(i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

                  (b) "PERSON" shall mean any individual, corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

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301504106                                                          Page 19 of 26
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                  (c)      "SHARES" shall mean: (i) all securities of the
Company (including all shares of capital stock of the Company and all options, warrants and other rights to acquire shares of capital stock of the Company) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of capital stock of the Company and all additional options, warrants and other rights to acquire shares of capital stock of the Company) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

                  (d) TRANSFER. A person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or other disposition of such security or any interest therein.

         2.       TRANSFER OF SHARES.

                  (a) TRANSFER OF SHARES. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not, without the consent of Parent (which consent shall not be unreasonably withheld or delayed), cause or permit any Transfer of any of the Shares to be effected or make any offer regarding any Transfer of any of the Shares; provided, however, no transfer pursuant to this Section 2(a) shall be permitted or deemed effected unless each person or entity to which any of such Shares are or may be transferred shall have executed a counterpart of this Agreement and a Proxy (as defined in Section 4 below) such that the transferred Shares remain subject to all of the terms and provisions of this Agreement.

                  (b) TRANSFER OF VOTING RIGHTS. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement, commitment or understanding in a manner inconsistent with the terms of SECTION 3 hereof or otherwise in contravention of the obligations of the Stockholder under this Agreement, with respect to any of the Shares.

         3. AGREEMENT TO VOTE SHARES. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy, the Shares:


                  (a) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

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301504106                                                          Page 20 of 26
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                  (b)      against approval of any proposal made in opposition
to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

                  (c) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets (other than the ISAC Sale), reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company (other than the ISAC Sale), (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

                  (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any person.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

         5. NO SOLICITATION. Except as permitted by the Merger Agreement, Stockholder agrees that between the date of this Agreement and the Expiration Date, Stockholder will not, nor will Stockholder authorize or permit any of its officers, directors or employees or authorize on its behalf any of its investment bankers, attorneys or other advisors or representatives to, directly or indirectly: (i) solicit, initiate, encourage or take an action intended to induce the making, submission or announcement of any Acquisition Proposal; or
(ii) engage or participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal. Stockholder will, and will direct or cause its officers, directors and employees and its respective investment bankers, attorneys or other advisors or representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal. Stockholder will promptly advise Parent and the Company orally and in writing of any Acquisition Proposal or any request for information with respect to any Acquisition Proposal received by Stockholder, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request.

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301504106                                                          Page 21 of 26
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         6.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The
Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date, the Stockholder (i) is (and will be, subject to any transfers permitted and deemed effected pursuant to Section 2(a) herein) the beneficial owner of the shares of capital stock of the Company, and the options, warrants and other rights to purchase shares of capital stock of the Company, set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares; (ii) the Shares are (and will be) free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (each an "ENCUMBRANCE") (other than those Encumbrances which are in favor of the Company, provided Parent shall have been provided with copies of the relevant documentation related thereto, or those Encumbrances on the Shares owned by GapStar, LLC in effect as of the date hereof, which such Encumbrances shall not in any way limit the ability of Stockholder to vote the Shares in favor of approval of the Merger and in accordance with the terms of this Agreement);
(iii) does not (and will not) beneficially own any securities of the Company other than the shares of capital stock of the Company, and options, warrants and other rights to purchase shares of capital stock of the Company, set forth on the signature page of this Agreement; and (iv) has (and will have) full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         7. CONSENT AND WAIVER. The Stockholder (not in his or her capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party, or pursuant to any rights Stockholder may have.

         8. LEGENDING OF SHARES. If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

         9. TERMINATION. This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

         10.      MISCELLANEOUS.

                  (a) WAIVER. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall not be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

                  (b) SEVERABILITY. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be

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301504106                                                          Page 22 of 26
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invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

                  (c) BINDING EFFECT; ASSIGNMENT. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other person without the prior written consent of Parent.

                  (d) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                  (e) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Each of the parties hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent which cannot be adequately compensated by a monetary award. Accordingly, Parent and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

                  (f) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (g) ENTIRE AGREEMENT. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

                  (h) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

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301504106                                                          Page 23 of 26
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                  If to Parent:             International Network Services, Inc.
                                            600 Memorex Drive
                                            Suite 200
                                            Santa Clara, CA 95050
                                            Attention: Chief Executive Officer
                                            Telephone:  (408) 330-2700
                                            Telecopy:  (408) 330-2701

                  with a copy to:           Gray Cary Ware & Freidenrich LLP
                                            400 Hamilton Avenue
                                            Palo Alto, CA 94301-1833
                                            Attention:  Bruce Schaeffer, Esq.
                                            Telephone:  (650) 833-2000
                                            Telecopy:  (650) 833-2001

                  If to the Stockholder:    To the address for notice set forth
                                            on the signature page hereof.

                  (i) FURTHER ASSURANCES. The Stockholder (in his or her capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement.

                  (j) HEADINGS. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

                  (k) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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301504106                                                          Page 24 of 26
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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

INTERNATIONAL NETWORK SERVICES, INC.    STOCKHOLDER:



By:  _________________________________  By: ___________________________________
     Signature of Authorized Signatory      Signature

Name:_________________________________  Name:__________________________________

Title:________________________________  Title:_________________________________

                                        _______________________________________
                                        Print Address

                                        _______________________________________
                                        Telephone

                                        _______________________________________
                                        Facsimile No.

                                        Share beneficially owned:

                                        __________ shares of Company capital
                                        stock

                                        __________ shares of Company capital
                                        stock issuable upon the exercise of
                                        outstanding options, warrants or other
                                        rights

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301504106                                                          Page 25 of 26
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                                    EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned stockholder of Predictive Systems, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors of the Board of Directors of International Network Services, Inc., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this irrevocable proxy (the "Proxy"). The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned stockholder (the "VOTING Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and among Parent, Mid-West Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, which provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

         (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

         (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

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301504106                                                          Page 25 of 26
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         (iii)    against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets (other than the ISAC Sale), reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company (other than the ISAC Sale), (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

         (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any person.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated:  April ____, 2003

                           Signature of Stockholder:____________________________

                           Print Name of Stockholder:___________________________

                           Shares beneficially owned:

                           ________ shares of Company capital stock

                           ________ shares of the Company capital stock issuable upon the exercise of outstanding options, warrants or other rights